UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On December 19, 2014, Osiris Therapeutics, Inc. (“Osiris” or the “Company”) and Howmedica Osteonics Corp., also referred to as Stryker Orthopaedics (“Stryker”), entered into an Exclusive Service Agreement (the “Agreement”), pursuant to which Stryker will become the exclusive worldwide marketer and promoter of allograft services for Osiris’ viable bone matrix allograft, previously referred to as “OvationOS®”, together with any improvements or next generation versions thereof, for use in surgical applications, including spine, trauma, extremity, cranial, and foot and ankle surgery. Stryker intends to market and promote Osiris’ viable bone matrix allograft pursuant to the Agreement under the name “Bio4™.”

Osiris will be responsible for supply, manufacturing, inventory management, shipments to customers, and the associated risks, and a joint steering committee will guide strategic decisions regarding marketing and commercialization, and scientific and clinical strategy, the costs of which will be shared. The Agreement provides for an initial four year exclusive term, commencing on the date of Stryker’s initial commercial sale. The term may be extended by Stryker for an additional exclusive period of four and /or non-exclusive period of two years.  The Agreement also contains other terms and conditions typical in arrangements of this type, including pricing and commission terms, shipment, return and consignment terms, first refusal rights, limited early termination rights and termination fees, allocation of regulatory responsibilities, intellectual property and other representations and warranties, and indemnification. Osiris is entitled to receive an initial exclusivity fee of $5,000,000 and additional fees upon any exercise by Stryker of its right to extend the initial term, whether on an exclusive or non-exclusive basis. These additional fees are reduced on a sliding scale if Stryker meets certain revenue thresholds during the term then ending, or if revenue goals are not met as a result of Osiris not fulfilling its supply obligations.

The discussion above is a summary and is qualified in its entirety by the actual terms and provisions of the Agreement.

Item 7.01                                           Regulation FD Disclosure

On December 22, 2014, the Company issued a press release announcing that it had entered into an Exclusive Service Agreement with Howmedica Osteonics Corp., also referred to as Stryker Orthopaedics, pursuant to which Stryker will become the exclusive worldwide marketer and promoter of Osiris’ viable bone matrix allograft, previously referred to as “OvationOS®”.  A copy of that Press Release is attached hereto as Exhibit 99.1.

The information included in this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Financial Statements of Business Acquired

None

(b)                                 Pro forma financial information.

None

(d)                                 Exhibits.

99.1                        Press Release dated December 22, 2014.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Risks and that could cause our actual results to differ materially from those anticipated in forward-looking statements, include the factors described in the sections entitled “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange. You should not unduly rely on forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: December 24, 2014	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Chief Financial Officer

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